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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Associates First Capital Corporation of our report dated January 19, 1999 relating to the financial statements and financial statement schedule, which appears in Associates First Capital Corporation's Annual Report on Form 10-K, for the years ended December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Dallas, Texas
February 28, 2000